EXHIBIT 10.1

ASSET PURCHASE AGREEMENT

BY AND AMONG

Dr. Park Avenue Inc.

a Nevada corporation

and

Dr. Park Ave.

a Nevada corporation

October 31, 2014

TABLE OF CONTENTS

1.	Definitions		3
2.	Purchase and Sale of Assets		4
	(a)	Purchase and Sale of Assets	4
	(b)	Purchase Price	4
	(d)	The Closing	4
	(e)	Deliveries at the Closing	4
3.	Representations and Warranties of Company		5
	(a)	Organization of Company	5
	(b)	Authorization of Transaction	5
	(c)	Noncontravention	5
	(d)	Legal Compliance	5
	(e)	Title to Assets	5
	(f)	Sufficiency of Assets	6
	(g)	Description of Leased Property	6
	(h)	Intellectual Property	6
	(i)	Investment	6
	(j)	Disclaimer of other Representations and Warranties	6
	(k)	Brokers or Finders	6
4.	Representations and Warranties of Subsidiary		6
	(a)	Organization of Subsidiary	6
	(b)	Authorization of Transaction	7
	(c)	Noncontravention	7
	(d)	Medifirst Shares	7
	(e)	Brokers or Finders	7
5.	Pre-Closing Covenants		7
	(a)	General	7
	(b)	Notices and Consents	7
	(c)	Operation of Business	7
6.	Conditions to Obligation to Close		7
	(a)	Conditions to Obligation of Subsidiary	7
	(b)	Conditions to Obligation of the Company	8
7.	Termination		9
	(a)	Termination of Agreement	9
	(b)	Effect of Termination	9
8.	Miscellaneous		9
	(a)	Expenses	9
	(b)	Survival of Representations and Warranties	9
	(c)	Press Releases and Public Announcements	10
	(d)	No Third-Party Beneficiaries	10
	(e)	Entire Agreement	10
	(f)	Succession and Assignment	10
	(g)	Counterparts/Execution of Agreement	10
	(h)	Headings	10
	(i)	Notices	10
	(j)	Governing Law	11
	(k)	Amendments and Waivers	11
	(l)	Severability	11
	(m)	Legal Counsel/Construction	11
	(n)	Incorporation of Exhibits and Schedules	11
	(o)	Bulk Transfer Laws	11
Exhibits A-1 to A-3 - Forms of Assignments
Exhibit B - Officer Certificates and Board Resolutions

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (“Agreement”) is entered into effective as of October 31, 2014, by and among Dr. Park Avenue Inc., a Nevada corporation, a wholly-owned subsidiary of Medifirst Solutions, Inc. (“Subsidiary”), and Dr. Park Ave., a Nevada corporation (“Company”). The foregoing are the only parties to this Agreement and are sometimes referred to herein singularly as a “Party” and collectively herein as the "Parties."

RECITALS

WHEREAS, Medifirst Solutions, Inc. desires to acquire the assets, as described in this Agreement, of the Company, and has formed, organized and capitalized Subsidiary for the purpose of acquiring, owning and said assets, subject to the terms of this Agreement.

WHEREAS, the Company desires to sell all of its assets to Subsidiary, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1. Definitions. When used in this Agreement, the terms set forth below and those defined throughout the Agreement when initially capitalized shall have the meanings ascribed to them.

"Adverse Consequences" means all legal actions, suits, proceedings, hearings, governmental investigations, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, penalties, fines, costs, liabilities, obligations, taxes, liens, losses, expenses, and fees, including litigation costs and reasonable attorneys' fees and expenses.

"Acquired Assets" means all of the right, title, and interest to the assets that the Company possesses and has the right to transfer including, (a) intellectual property, goodwill associated therewith, Internet domain name registrations, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, (b) accounts receivable, agreements, contracts, mortgages, leases, instruments, Security Interests, guaranties, and rights thereunder, claims, causes of action, rights of recovery, rights of set off, and rights of recoupment (including any such item relating to the payment of taxes), (d) permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, and (e) books, records, ledgers, files, documents, correspondence, advertising and promotional materials, studies, reports, and other printed or written materials. All of the foregoing shall refer solely and exclusively to the operations of the Company’s business as currently conducted at 846 Franklin Avenue, Franklin Lakes, New Jersey and excluding any and all contract rights to which the Company is, or may be, entitled arising from facilities in Brick and Hoboken, New Jersey, respectively

"Closing" has the meaning set forth in Section 2(d) below.

"Closing Date" has the meaning set forth in Section 2(d) below.

"Confidential Information" means any confidential, trade secret or other proprietary information, in whatever form or media, and whether or not marked as confidential, including without limitation any and all information, documents and other materials concerning the business and affairs of the Company that is not already generally available to the public at the time of disclosure to Subsidiary hereunder.

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"Disclosure Schedule" has the meaning set forth in Section 3 below.

"Knowledge" means actual knowledge without independent investigation.

"Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice, including with respect to quantity and frequency.

"Party" has the meaning set forth in the preface above.

"Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

"Purchase Price" has the meaning set forth in Section 2 (c) below.

"Securities Act" means the Securities Act of 1933, as amended.

"Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

2. Purchase and Sale of Assets.

(a) Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, Subsidiary agrees to purchase from the Company and the Company agrees to sell, transfer, assign, convey, and deliver to Subsidiary, all of the Acquired Assets at the Closing, free and clear of all liens and encumbrances, for the purchase price specified below in this Section 2. The purchase of the Acquired Assets pursuant to this Agreement shall not include the assumption by Subsidiary of any liability related to the Acquired Assets.

(b) Purchase Price. Subsidiary agrees to deliver and pay to the Company the purchase price ("Purchase Price") consisting of shares of common stock of Medifirst Solutions, Inc. (“Medifirst Shares") with an aggregate market value of $250,000.00. Consistent with the provisions of Section 3(i) of this Agreement, a certificate for the Medifirst Shares will be delivered to the Company on the twelfth (12th) month anniversary date of this Agreement (“Delivery Date”). The number of Medifirst Shares delivered will be based on the per share trading price as quoted on the Delivery Date by OTC Markets Group, Inc. OTCQB.

(c) The Closing. The closing of the transactions contemplated by this Agreement ("Closing") shall take place at the offices of the Company located at 846 Franklin Avenue, Franklin Lakes, New Jersey on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby, other than conditions with respect to actions the respective Parties will take at the Closing itself, or such other date as the Parties may mutually determine ("Closing Date").

(e) Deliveries at the Closing. At the Closing, (i) the Company will deliver to Subsidiary the various certificates, instruments, and documents referred to in Section 6(a) below; (ii) Subsidiary will deliver to the Company the various certificates, instruments, and documents referred to in Section 6(b) below; (iii) the Company will execute, acknowledge, if appropriate, and deliver to Subsidiary assignments, including lease and intellectual property transfer documents, in the forms attached hereto as Exhibits A-1 through A-3.

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3. Representations and Warranties of Company. The Company represents and warrants to the Company that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date, as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3, except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties ("Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

(a) Organization of the Company. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use. The Company is duly qualified to do business as a foreign corporation in New Jersey and is in good standing under the laws of State of New Jersey.

(b) Authorization of Transaction. The Company has full power and authority, including full corporate power and authority, to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors has duly authorized the execution, delivery, and performance of this Agreement. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions.

(c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, including the assignments and assumptions referred to in Section 2 above, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the its Articles of Incorporated or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which it is a party or by which it is bound or to which any of its assets is subject, or result in the imposition of any Security Interest upon any of its assets, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on its financial condition taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement. The Company shall not be required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, including the assignments and assumptions referred to in Section 2 above, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the financial condition of the Company taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

(d) Legal Compliance. The Company has complied with all applicable laws, including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder, of federal, state, local, and foreign governments, and all agencies thereof, except where the failure to comply would not have a material adverse effect upon its financial condition taken as a whole.

(e) Title to Assets. The Company has good and transferable title to the Acquired Assets.

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(f) Sufficiency of Assets. The Acquired Assets (i) constitute all of the assets, tangible and intangible, of any nature whatsoever necessary to operate the Company’s business in the manner presently operated by the Company and (ii) includes all of the operating assets of the Company.

(g) Description of Leased Property. Disclosure Schedule 3(g) contains a correct street address or legal description of all real property in which the Company has a leasehold interest and an accurate description by name of the Lessor, date of Lease and expiration date of all real property leases.

(h) Intellectual Property. Disclosure Schedule 3(h) identifies each tradename and trademark registration which has been issued to the Company.

(i) Investment. The Company (i) understands that the Medifirst Shares have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, and (ii) is acquiring the Medifirst Shares solely for its own account and not with a view to the immediate distribution thereof. The Company acknowledges and agrees that the certificate evidencing the Medifirst Shares will include a legend reading substantially as follows:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT AND UNDER ANY APPLICABLE SECURITIES LAWS, OR AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED AS TO SUCH SALE OR OFFER.

The Company further agrees that it shall not make a pro rata or similar distribution of the Medifirst Shares to shareholders of the Company for twelve (12) months following the Closing Date. The Company acknowledges that its shareholders may become subject to additional restrictions on transferability pursuant to (a) the Securities Act of 1933, as amended, and the rules and regulations thereunder; and (b) volume resale limitations imposed by Medifirst Solutions, Inc.

(j) Disclaimer of other Representations and Warranties. Except as expressly set forth in this Section 3, the Company makes no representation or warranty, express or implied, at law or in equity, in respect of any of the Acquired Assets with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed. Each of the Parties hereby acknowledges and agrees that, except to the extent specifically set forth in this Section 3, Subsidiary is acquiring the Acquired Assets on an "as-is, where-is" basis. Without limiting the generality of the foregoing, the Company makes no representation or warranty regarding any assets other than the Acquired Assets and none shall be implied at law or in equity.

(k) Brokers or Finders. Neither the Company nor any of its representatives have incurred any obligation or liability contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payments in connection with the sale of the Acquired Assets.

4. Representations and Warranties of Subsidiary. Subsidiary represents and warrants to the Company that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date, as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4, except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

(a) Organization of Subsidiary. Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, with full corporate power and authority to conduct its business as it is now conducted.

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(b) Authorization of Transaction. Subsidiary has full power and authority, including full corporate power and authority,) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of Subsidiary has duly authorized the execution, delivery, and performance of this Agreement by Subsidiary. This Agreement constitutes the valid and legally binding obligation of Subsidiary, enforceable in accordance with its terms and conditions.

(c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, including the assignments and assumptions referred to in Section 2 above, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Subsidiary is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Subsidiary is a party or by which it is bound or to which any of its assets is subject. Subsidiary does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, including the assignments and assumptions referred to in Section 2 above.

(d) Medifirst Shares. Subject to Rule 144 promulgated under the Securities Act and other applicable state securities laws, the Medifirst Shares shall be duly issued and outstanding common stock and shall not be subject to any Security Interest or other transfer restrictions other than under the Securities Act or applicable state securities laws.

(e) Brokers or Finders. Neither Subsidiary nor any of its representatives have incurred any obligation or liability contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payments in connection with the sale of the Acquired Assets.

5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

(a) General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement, including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below.

(b) Notices and Consents. The Company will give any notices to third parties, and will use its reasonable best efforts to obtain any third party consents in connection with the matters referred to in Section 3(c) above. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(c) and Section 4(c) above.

(c) Operation of Business. The Company will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business.

6. Conditions to Obligation to Close.

(a) Conditions to Obligation of Subsidiary. The obligation of Subsidiary to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i) the representations and warranties of the Company set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

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(ii) the Company shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(iii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

(iv) the Company shall have delivered to Subsidiary a certificate executed by the Company’s President and Chief Executive Officer to the effect that each of the conditions specified above in Section 6(a)(i)-(iii) is satisfied in all respects, along with copies of resolutions of the Company’s Board of Directors and Shareholders authorizing this Agreement and the transactions contemplated hereunder, in the forms attached hereto as Exhibits B-1;

(v) the Parties shall have received all necessary authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(c) and Section 4(c) above; and

(vi) all actions to be taken by the Company in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Subsidiary.

Subsidiary may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

(b) Conditions to Obligation of the Company. The obligation of the Company to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i) the representations and warranties of Subsidiary set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

(ii) Subsidiary shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(iii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

(iv) Subsidiary shall have delivered to the Company a certificate executed by its President to the effect that each of the conditions specified above in Section 6(b)(i)-(iii) is satisfied in all respects, along with copies of resolutions of Subsidiary’s Board of Directors authorizing this Agreement and the transactions contemplated hereunder, in the forms attached hereto as Exhibits B-2;

(v) the Parties shall have received all necessary authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(c) and Section 4(c) above;

(vi) Subsidiary shall have obtained any and all third party and governmental consents necessary to consummate the transactions contemplated hereby; and

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(vii) all actions to be taken by Subsidiary in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Company.

The Company may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

7. Termination.

(a) Termination of Agreement. The Parties may terminate this Agreement as provided below:

(i) The Parties may terminate this Agreement by written consent of all Parties at any time prior to the Closing;

(ii) Subsidiary may terminate this Agreement by giving written notice to the Company at any time prior to the Closing in the event (A) the Company has within the then previous ten (10) business days given Subsidiary any notice pursuant to Section 5(e)(i) above and (B) the development that is the subject of the notice has had a material adverse effect upon the financial condition of the Company taken as a whole.

(iii) Subsidiary may terminate this Agreement by giving written notice to the Company at any time prior to the Closing (A) in the event the Company has breached any material representation, warranty, or covenant contained in this Agreement (other than the representations and warranties in Section 3(f)-(p) above) in any material respect, Subsidiary has notified the Company of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (B) if the Closing shall not have occurred on or before November 5, 2014, by reason of the failure of any condition precedent under Section 6(a) hereof, unless the failure results primarily from Subsidiary breaching any representation, warranty, or covenant contained in this Agreement; and

(iv) The Company may terminate this Agreement by giving written notice to Subsidiary at any time prior to the Closing (A) in the event Subsidiary has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Company has notified Subsidiary of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (B) if the Closing shall not have occurred on or before October 15, 2014, by reason of the failure of any condition precedent under Section 6(b) hereof, unless the failure results primarily from itself breaching any representation, warranty, or covenant contained in this Agreement.

(b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party, except for any liability of any Party then in breach.

8. Miscellaneous.

(a) Expenses. Each Party will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement.

(b) Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder, except as otherwise expressly provided herein.

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(c) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that Medifirst Solutions, Inc., may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities, in which case the disclosing Party will use its best efforts to advise the other Party prior to making the disclosure.

(d) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(e) Entire Agreement. This Agreement including the documents referred to herein, constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, related to the subject matter hereof.

(f) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party

(g) Counterparts/ Execution of Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together will constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or by email shall constitute effective execution and delivery of this Agreement to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted via facsimile or email shall be deemed to be their original signatures for all purposes.

(h) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(i) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed by registered or certified mail, postage prepaid and return receipt requested, or by email or other means of electronic delivery to the party to whom the same is so delivered, sent or mailed at addresses set forth below:

If to Company:

Paul Fondacaro, M.D.

846 Franklin Avenue

Franklin Lakes, New Jersey 07417

Email: pfondacaro@gmail.com

If to Subsidiary:

Bruce Schoengood

45 E. Main Street, Suite 208

Freehold, New Jersey 07728

Email: admin@medifirstsolutions.com

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

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(j) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New Jersey without regard to any choice or conflict of law principles that would require the application of any other law.

(k) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(l) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(m) Legal Counsel/Construction. This Agreement was prepared by legal counsel representing Subsidiary. The Company was advised to seek the advice of its own legal counsel concerning this Agreement. Notwithstanding the foregoing, the Parties have participated jointly in the negotiation and drafting of this Agreement in its executed form. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

(n) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

(o) Bulk Transfer Laws. Subsidiary acknowledges that the Company will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective as of the date first above written.

SUBSIDIARY:		COMPANY:

Dr. Park Avenue Inc.		Dr. Park Ave.
a Nevada corporation		a Nevada corporation

By:	/s/ Paul Fondacaro, M.D.	By:	/s/ Paul Fondacaro, M.D.
Name:	Paul Fondacaro	Name:	Paul Fondacaro
Title:	President	Title:	President
Dated:	October 31, 2014	Dated:	October 31, 2014

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DISCLOSURE SCHEDULE 3(g)

Description of Leased Property

Street Address	Lessor	Date of Lease	Expiration Date
846 Franklin Avenue Franklin Lakes, NJ 07417	First Real Estate Investment Trust of New Jersey	June 9, 2010	120 months

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DISCLOSURE SCHEDULE 3 (h)

Registered Service Marks and Trademarks

Service mark or Trademark	U. S. Registration No.	Registration Date

“Dr. Park Ave.com” inside a rectangular shaped box with a city skyline background	No. 3,771,024	April 6, 2010

Lipo Boost- mark consisting of standard characters without claim to any particular font, style, size or color	No. 4,053,942	November 8, 2011

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EXHIBIT A-1

BILL OF SALE AND ASSIGNMENT OF CONTRACT RIGHTS

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BILL OF SALE AND ASSIGNMENT

OF CONTRACT RIGHTS

1.    Sale and Transfer of Assets ad Contract Rights. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and as contemplated by the terms and conditions of that certain Asset Purchase Agreement dated as of October 31, 2014 (“Agreement”) to which the undersigned is the seller (“Seller”) and Dr. Park Avenue Inc., a Nevada corporation is the buyer, (“Buyer”), Seller hereby sells, transfers, assigns, conveys, grants, and delivers to Buyer, all of Seller’s right, title and interest in and to all of the assets (“Assets”) and contract rights (“Rights”) described and defined in the Agreement, Including the specific assets described in the attached Schedule A attached hereto, the Assets and the Rights, collectively, being referred to as the “Transferred Items”.

2.    Further Actions. Seller covenants and agrees to warrant and defend the sale, transfer, assignment, conveyance, grant and delivery of the Transferred Items hereby made against all persons whomsoever, to take all steps reasonably necessary to establish the record of Buyer’s title to the Transferred Items and, at the request of the Buyer, to execute and deliver further instruments of transfer and to take such other action as Buyers may reasonably request to more effectively transfer and assign to and vest in Buyers each of the Transferred Items, all at the sole cost and expense of Seller.

3.    Power of Attorney. Without limiting Section 2 hereof, Seller hereby constitutes and appoint the Buyer the true and lawful agent and attorney in fact of Seller, with full power of substitution, in whole or in part, in the name and stead of Seller but on behalf and for the benefit of Buyer and its successors and assigns, from time to time:

(a)	to demand, receive and collect any and all of the Transferred Items and to give receipts and releases for and with respect to the same, or any part thereof;
(b)	to institute and prosecute, in the name of Seller or otherwise, any and all proceedings at law, in equity or otherwise, that Buyer or its successors and assigns may deem proper in order to collect or enforce any claim or right of any kind hereby assigned or transferred or intended to so be; and
(c)	to do all things legally permissible, required or reasonably deemed by Buyer to be required to recover and collect the Transferred Items and to use Seller’s name in such manner as Buyer may reasonably deem necessary for the collection and recovery of the same.

Seller hereby declares that the foregoing powers are coupled with an interest and are and shall be irrevocable by Seller.

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4. Terms of the Asset Purchase Agreement. The terms of the Asset Purchase Agreement, including but not limited to the Seller’s representations and warranties relating to the Assets and the Rights, are incorporated herein by this reference. The Seller acknowledges and agrees that the representations and warranties contained in the Asset Purchase Agreement shall not be superseded hereby but shall remain in full force and effect. In the event of any conflict or inconsistency between the terms of the Asset Purchase Agreement and the terms of this Bill of Sale, the terms of the Asset Purchase Agreement shall govern.

IN WITNESS WHEREOF, the Seller has executed this Bill of Sale as of October 31, 2014.

DR. PARK AVE.

By:	/s/ Paul Fondacaro
Paul Fondacaro, M.D., President

3

SCHEDULE A

Medical Equipment

Name	Model	Serial Number

Cynosure Laser	Triplex	Serial#RW8A500803

Fotona Laser	Dualis	Serial# 05000120

Naturalight	IPL	Serial#AX5009510

Diomed Laser	Diode	Serial# 15P2874A

Body-Jet	Human Med	Serial# US1120

Autoclave Midmark	M11	Serial# V960420

Infusion Pump	Wells Johnson	Serial# E10003680

Aspirator	Hercules	Serial# 12360609

Zimmer Cryo	Mediz Systeme	Serial# 737876

Terason Ultrasound	PA1A	Serial# BKCNJ5370007

Microdermabrasion	Dermaglow	Serial# DG2-5400

Facial Steamer	1000B	Serial# FS10110266

Centifuge Regen-Lab	80-2C	Serial# 038

Ritter Midmark Exam Table	222-015	Serial# V97667

Ritter Midmark Exam Table	Model: 222-015	Serial# V976914

4

EXHIBIT A-2

ASSIGNMENT AND ASSUMPTION OF SERVICEMARKS AND TRADEMARKS

1

ASSIGNMENT OF SERVICEMARKS AND TRADEMARKS

THIS ASSIGNMENT OF SERVICEMARKS AND TRADEMARKS is effective as of October 31, 2014 by Dr. Park Ave., a Nevada corporation (“Assignor”) and Dr. Park Avenue Inc., a Nevada corporation (“Assignee”).

Recital

Assignor and Assignee are parties to an Asset Purchase Agreement dated October 31, 2014 (“Agreement”) pursuant to which Assignor agreed to sell to Assignee and Assignee agreed to buy from Assignor the Acquired Assets, as defined in the Agreement, including, without limitation the servicemarks, trademarks and trade names of Assignor. Pursuant to the Agreement, Assignor has agreed to execute such instruments as Assignee may reasonably request in order to assign, transfer, grant, convey, assure and confirm to Assignee and its successors and assigns, or to aid and assist in the collection or reducing to possession by the Assignee of, all such assets.

Assignor desires to transfer and assign to Assignee desires to accept the transfer and assignment of, all of Assignor’s worldwide right, title and interest in, to and under Assignor’s registered and unregistered domestic and foreign servicemarks, trademarks and trade names, including without limitation the servicemarks, trademarks and trade names listed on Schedule A attached hereto and incorporated herein by reference, all of which are referred to herein as the “Marks”.

Agreement

NOW, THEREFORE, the Assignor, for and in exchange for the payment of the purchase price set forth in the Agreement, the receipt of which is hereby acknowledged, does hereby transfer and assign to Assignee, and Assignee hereby accepts the transfer and assignment of, all of Assignor’s worldwide right, title and interest in, to and under the Marks, together with the goodwill of the business associated therewith and which is symbolized thereby, all rights to sue for infringement of any Mark which arising prior to or subsequent to the date of this Assignment and any and all renewals and extensions thereof that may hereafter be secured und the laws now or hereafter in effect in the United States and in any other jurisdiction, the same to be held and enjoyed by Assignee, its successors and assigns from and after the date of this Assignment and fully and entirely as the same would have been held and enjoyed by Assignor had this Assignment not been made.

Except to the extent that federal law preempts state law with respects the matters covered hereby, this Assignment shall be governed by and construed on accordance with the laws of the State of New Jersey without giving effect to the principles of conflicts of laws thereof.

IN WITNESS WHEREOF, Assignor has caused its duly authorized officer to execute this Assignment as of the date first above written.

DR PARK AVE.

By:	/s/ Paul Fondacaro
Paul Fondacaro, M.D., President

2

State of New Jersey	)
County of Hudson	)

On this 31ST day of October, 2014, before me personally appeared Paul Fondacaro, known to me to be the person whose name is set forth within the instrument and acknowledged to me that he executed the same in his authorized capacity for the reasons and purposes set forth therein.

/s/ Roanld Yumul
Notary Public

3

SCHEDULE A

Registered Servicemarks and Trademarks

Servicemark or Trademark	U. S. Registration No.	Registration Date

“Dr. Park Ave.com” inside a rectangular shaped box with a city skyline background	No. 3,771,024	April 6, 2010

Lipo Boost- mark consisting of standard characters without claim to any particular font, style, size or color	No. 4,053,942	November 8, 2011

4

EXHIBIT A-3

ASSIGNMENT AND ASSUMPTION OF LEASE

AND LANDLORD CONSENT

Initials:

LL_______	AR______	AE______

ASSIGNMENT AND ASSUMPTION OF LEASE

AND LANDLORD’S CONSENT

THIS AGREEMENT made this 17th day of October, 2014, by and between FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY, a New Jersey business trust, hereinafter referred to as "Landlord", and, PARK AVENUE MEDICAL & SURGICAL ASSOCIATES, LLC, a New Jersey limited liability company (successor in interest to Park Avenue Medical & Surgical Associates, PC), hereinafter referred to as "Assignor", and DR PARK AVE INC, a Nevada corporation, having offices at 846 Franklin Avenue, Franklin Lakes, New Jersey 07417, hereinafter referred to as "Assignee"; and

WHEREAS, Landlord and Assignor entered into a Lease Agreement dated June 9, 2010, for Premises known as 846 Franklin Avenue, Franklin Lakes, New Jersey, hereinafter referred to as "Lease"; and

WHEREAS, the Assignor desires to assign its interest under the Lease to the Assignee named herein;

NOW, THEREFORE, in consideration of the sum of TEN ($10.00) DOLLARS in hand paid by the Assignee to the Assignor, receipt of which is hereby acknowledged, as well as mutual covenants set forth herein, as well as other good and valuable consideration, it is agreed by and between the parties as follows:

1.     The Assignor assigns to the Assignee all of its right, title and interest in and to the subject Lease for the balance of the Term remaining thereunder, subject to the payment of the rent and performance of the Tenant's covenants, conditions and stipulations contained therein. Assignor also assigns to Assignee all of its right, title and interest in and to the Security Deposit under the Lease in the sum of $9,450.00.

2.     The Assignee agrees to pay to the Landlord all Minimum Rent and Additional Rent reserved by the Lease on the dates and in the manner therein provided and to perform and observe all of the covenants, conditions and stipulations contained therein and on the Tenant's part to be performed. In the event that the Assignee is more than one entity or individual, each entity’s or individual’s liability shall be joint and several.

3.     The undersigned Landlord hereby consents to this assignment upon the express condition that the Assignor shall remain liable for the prompt payment of the Minimum Rent and Additional Rent and the keeping and performance of all conditions and covenants of the Lease by the Tenant to be kept and performed for the remainder of the Term of the Lease, including any extension or renewal of same. The Landlord does not hereby consent to any further assignment or to any subletting of the Premises except pursuant to separate application made pursuant to the provisions of the Lease.

4.     Landlord's consent is conditioned upon and subject to the following:

a)	Assignor paying all Minimum Rent and Additional Rent due up to and including the last day of the calendar month in which the closing date for the sale of business and assignment of Lease occur.

b)	The use for the Premises shall remain and be limited to the Permitted Use contained in the Lease.

5.     All capitalized terms in this Assignment and Assumption of Lease and Landlord’s Consent which are defined in the Lease shall carry the same definition as set forth in the Lease.

IN WITNESS WHEREOF, the parties have duly executed this Assignment and Assumption of Lease and Landlord’s Consent as of the day and year first above written.

WITNESS:	Assignor:
PARK AVENUE MEDICAL & SURGICAL
ASSOCIATES, LLC

	By:	/s/ Paul Fondacaro
Paul Fondacaro, Managing Member

WITNESS:	Assignee:
DR PARK AVE INC

	By:	/s/ Paul Fondacaro
Paul Fondacaro, President

WITNESS:	Landlord:
FIRST REAL ESTATE INVESTMENT TRUST
OF NEW JERSEY

	By:	/s/ Robert S. Hickman
Robert S. Hekemian, Chairman of the Board